SERVICES AGREEMENT

Witnessed hereby the Service Agreement entered into by and between:

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IBEROCONS S.A., a corporation duly incorporated and existing under the laws of Spain, with domicile at Cae 17th Ofice Building of the Almería Campus University , of the Cañada of San Urbano, 04120 Almería (Spain), duly represented by Mr. JOSÉ R. DÍAZ ÁLVAREZ as its managing director, identified with voting card Nº 27.193.172-L, hereinafter referred to as “THE PROVIDER”, and

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STRATOS DEL PERU S.A.C., a corporation duly incorporated and existing under the laws of the Republic of Peru, with RUC (taxpayer identification number) Nº 20515769774, with domicile at Av. Canaval y Moreyra 380 - Oficina No. 401 - San Isidro - Lima - Lima - Perú duly represented by Mr. CARLOS ANTONIO SALAS VINATEA, identified National Identification Card Nº 09378202, and by Mr. JULIO CÉSAR ANTONIO ALONSO LINDLEY, identified with National Identification Card Nº 40401999, hereinafter referred to as “THE PROVIDED”.

Each representative, by its own right, declare to have the power to compel THE PROVIDED and THE PROVIDER, as the case may be, in the following terms and conditions:

FIRST: BACKGROUND

1.1	THE PROVIDED is a company duly incorporated in the Republic of Peru, which is owner of Ingenio Estrella del Norte located at the city of Chepén, la Libertad (hereinafter “THE SUGAR MILL”)

1.2
On the other hand, THE PROVIDER is a Technology-based Company of the University of Almeria, duly incorporated in Spain, with experience in the rendering services indicated in the Second Clause of this agreement.

1.3	As complement of its activities, THE PROVIDED is interested in hiring THE PROVIDER in the terms and conditions provided in this agreement.

SECOND: PURPOSE

By this agreement, THE PROVIDED hires the services of THE PROVIDER for the purposes of the elaboration of a project which could determine the feasibility of the use of the sea water (hereinafter THE PROJECT) during the productive process of THE SUGAR MILL, pursuant to  the terms and conditions of this agreement.

THIRD: PERIOD

The term of this agreement will be forty (40) days starting from the day after its signature.

FOURTH: CONSIDERATION

4.1	The consideration established by the parties was of $ 33,000.00 (thirty-three thousand and 00/100 US dollars), amount to which the corresponding taxes will be added.

4.2	The amount before mentioned will be paid to IBEROCONS SA in the following account:

Bank: CAJAMAR.
Branch: Oficina Universidad de Almería (Almeria University Office)

Address: Ctra. De Sacramento s/n; 04120 La Cañada (Almería) ESPAÑA
IBAN: ES59 3058 0130 1027 2000 5189
BIC-SWIFT: CCRIES2A

The payment will be made as follow:

-	Sixty percent (60%) at the signing of this agreement.
-	Forty percent (40%) after the presentation and acceptance of the final report delivered after the consultancy.

4.3.
Without prejudice of the aforesaid, THE PROVIDER understands that pursuant to the Laws of the Republic of Peru, THE PROVIDED will make the corresponding withholdings of the consideration that will be paid to THE PROVIDER by THE PROVIDED.

4.4.	All the payment vouchers that THE PROVIDER will present to THE PROVIDED, will be given at the address indicated in the introductory part of this agreement.

FIFTH: OBLIGATIONS OF THE PROVIDER

5.1.	To develop and present THE PROJECT in writing and in digital format to THE PROVIDED.

5.2.	To carry out the duties assumed in this agreement, which are important conditions and are described herein.

5.3.
To rend the services which are the purpose of this agreement on its own account with its own financial, technical, material resources or those necessaries for rending the services matter of this agreement.

The compliance of the duties to which refers this clause will be verified by THE PROVIDED at any time directly or through a third party appointed for this purposes, thus THE PROVIDER are bounded to give all kind of information required by THE PROVIDED referred to the execution of this agreement.

SIXTH: VISITS

6.1.	THE PROVIDER through its representatives, will visit once (01) the Republic of Peru for the purposes of developing the inherent activities of the services here engaged.

The visit that THE PROVIDER will make through its agents, will has at least duration of three (03) days starting from the moment of its arriving to the Republic of Peru.

6.2.
The consideration indicated in the Forth Clause of this agreement, includes all the expenses and costs that THE PROVIDER could incur as consequence of the execution of this agreement, including the visits of its agents to the Republic of Peru.

6.3.
THE PROVIDER through its representatives, will execute the services that is in charge of in the city of Chepen, Peru, where is located THE SUGAR MILL, nonetheless, it will be also necessary that THE PROVIDER will visit the place(s) indicated by THE PROVIDED.

6.4
For the achievement of the objectives described in this clause, THE PROVIDER will communicate in advance and in writing to THE PROVIDED the list of appointed agents for the realization of the services matter of this agreement.

6.5.
In case of default by THE PROVIDER of any of the duties of this Clause, THE PROVIDED will has the power to terminate in advance this agreement under the protection of the provisions of the article 1430º of the Peruvian Civil Code, for this purpose will be enough that THE PROVIDED will sent a writing communication to THE PROVIDER.

SEPTH: AMENDMENTS AND AGREEMENT´S TERMINATION

7.1.
All amendment of this agreement which constitute elimination, reduction, extension and/or incorporation of services, subject to the agreement of the parties, will be carried out through the signature of an Addendum which will be considered an integral part of the agreement.

7.2.	Nevertheless the term established in the previous Third Clause, THE PROVIDED shall be empowered to terminate this agreement in case of default of the duties assumed by THE PROVIDER.

For this purpose, THE PROVIDED will communicate to THE PROVIDER its intention of rescinding this agreement, giving a term to adapt its performance to what is established in this agreement. Such term will be enough according to the default nature and will be at least of fifteen (15) calendar days starting from the day after the reception of the communication. If is performance is not adapted within the established term. The agreement will be understood as rescinded of full right without any claim that could be filed, and without prejudice of the civil actions that could be derived as consequence of this situation.

7.3.
Further expired the term indicated in the Third Clause of this agreement without the culmination of THE PROJECT by THE PROVIDED, THE PROVIDER will be empowered to discount, of the consideration described in the Forth Clause, the amount of US $ 100.00 (one hundred and 00/100 US dollars) for each day of delay as penalty, without prejudice of subsequent damage.

EIGHT: CONFIDENTIALITY

8.1.
THE PROVIDER binds itself to keep as confidential all and any information of THE PROVIDED or about its business, to which he has had access on the occasion of the execution of this agreement. This Obligation will be in force nevertheless the maturity or termination of this agreement.

8.2.
It is excluded of this provision, the information that: (a) was public at the moment when was given to THE PROVIDER or if it becomes public by another event different to a default situation of the duties assumed by any of the parties, (b) THE PROVIDED has acquired without assume an confidential obligation, of any source different to the other party, its agents, officers, employees, subcontractors or advisers; and (c) that should be reveal and /or disclosed in development or by mandate of a law, decree, sentence or order of the corresponding authority on the exercises of its legal functions.

8.3.
THE PROVIDER binds itself to take necessary precautions and warranties to ensure that the duty of confidentiality that assume by this document will be accomplished strictly by its employees, officers, engaged personnel and all the personnel that is in charge of. In case that any of them disregard such obligations, voluntarily or involuntarily, directly or indirectly, will assume the responsibility in a supportive form, compensating THE PROVIDED for these damages and prejudices caused in case of default.

NINTH: ASSIGMENT OF DUTIES AND RIGTHS

It is established between the parties that relating to this agreement, any of the parties may could assign its rights or its contractual position, totally or in part with the pervious and the express consent in writing of the legal representative of the other party.

TENTH: OF THE AGREEMENT NATURE AND INDEMNITIES

10.1
The parties expressly establish that this agreement has a civil nature and does not matter the relation of subordination or any dependence of THE PROVIDER, its employees or personnel in charge of THE PROVIDED, or the personnel engaged by him.

10.2
Further, THE PROVIDED is not responsible for the default by THE PROVIDER of its administrative, tax system duties or, in general, for obtaining or renovating of its authorizations, permissions, licenses, and concessions or similar demanded for the development of its business activities and for the compliance of the provision purpose of this agreement. In this sense, THE PROVIDER abides itself to keep undamaged THE PROVIDEDR against any action that could be made to him as consequence of default by THE PROVIDER of this provision.

ELEVENTH: DECLARATION OF THE PROVIDER

THE PROVIDER declares that:

(i)	Does not have an established place of business in Peru, or representatives in Peru that usually exercise faculties to hire on its representation.

(ii)	The services required herein will not be carried out through the use of an established place of business in Peru.

In this sense, THE PROVIDER declares that its activity in the execution of this agreement will be limited to the realization of THE PROJECT; and abides itself to keep THE PROVIDED undamaged for the eventual consequences that could produce the inaccuracy of this declaration.

TWELFTH: TOTAL AGREEMENT

This agreement constitutes the total agreement between the parties and will prevail over any previous agreement or manifestation, orally or in writing, relating to the purpose of the same. This agreement will not be modified or amended, except in writing and with the signature of the legal representatives of each party duly authorized carrying out the same formalities described in 7.1 of this document.

THIRTEENTH: GOVERNING LAW

This agreement will be governed by the rules in force of the Republic of Peru.

FOURTEENTH: ARBITRATION

14.1.	This agreement will be governed by the Peruvian laws and rules.

14.2.
Any dispute, controversy, estrangement, difference or claim arising out between the parties related to the interpretation, execution, resolution, culmination, effectiveness, annulment, abolition or invalidity derived or related to this agreement that could not be settled by mutual consent, will be submitted to arbitration of right.

14.3.
There will be three arbitrors, each party will appoint one arbitror and these two arbitrors will appoint the third one who will chair the arbitral tribunal. If any of the parties does not appoint its corresponding arbitror within the fifteen (15) calendar days after receiving the written request by the party that requires the arbitration or if within an equal term of 15 calendar days starting from the day of the appointment of the second arbitror, the two arbitrors could not come to an agreement about the third arbitror, the appointment will be made, at the request of any of the parties by the National and International Arbitration and Conciliation Center of the Chamber of Commerce of Lima.

14.4.	In case that for any circumstance a substitute arbitror should be appointed, this arbitror will be appointed following the previous process.

14.5.	The arbitration will be hold in Lima-Peru. The official language of the arbitration will be Spanish.

14.6.	The Parties waive any right to appeal the arbitral award.

14.7.
For any intervention of the judges and the ordinary tribunals within the arbitral process, the parties are expressly submitted to the jurisdiction of the judges and tribunal of the district of Lima, waiving to their own jurisdiction.

FIFTEENTH: AGREEMENT EXECUTION

Each of the parties execute on march 10th, 2008, on the venue of its own domicile an identical copy of this document and will sent its corresponding copy to the other party, considering as their domiciles those indicated in the introduction of this agreement.

Furthermore the parties recognizes the validity of this Agreement with the signature of the parties and the sent versions by fax or e-mail.

THE PROVIDED	THE PROVIDER
Carlos Antonio Salas Vinatea Gerente General	José R. Díaz Álvarez Consejero Delegado de Iberocons SA
Julio César Antonio Alonso Lindley Apoderado A